EXHIBIT 25.1
=========================================================

          Securities and Exchange Commission
               Washington, D.C. 20549

                    -------------

                      FORM T-1

           STATEMENT OF ELIGIBILITY UNDER
        THE TRUST INDENTURE ACT OF 1939 OF A
      CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a
     Trustee Pursuant to Section 305(b)(2)
                   --------------

          FIRST TRUST NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

                     36-4046888
                  (I.R.S. Employer
               Identification Number)

111 E. Wacker Drive, Suite 3000
Chicago, Illinois                              60601
(Address of principal executive offices)     (Zip Code)


                 Martha L. Sanders
         111 East Wacker Drive, Suite 3000
                 Chicago, Illinois
              Telephone (312) 228-9452
(Name, address, and telephone number of agent for service)

           HARNISCHFEGER INDUSTRIES, INC.
(Exact name of obligor as specified in its charter)

     Delaware                           39-1566457
(State or other jurisdiction            (I.R.S. Employer
of incorporation or organization)       Identification Number)

3600 S. Lake Dr.
St. Francis, Wisconsin                       53235
(Address of principal executive offices)        (Zip Code)

                    Debt Securities
               (Title of indenture securities)

==========================================================

Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
               supervising authority to which it is
               subject.

               Comptroller of the Currency, Washington, D.C.

          (b)  Whether it is authorized to exercise
               corporate trust powers.

               Yes

Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.

Item 3.   Voting Securities of the Trustee.

          Furnish the following information as to each class of voting securities of the trustee:

               As of February 17, 1998

               Col. A              Col. B
          Title of class      Amount outstanding

          --------------      ------------------

          Not applicable by virtue of response to Item
          13.


Item 4.   Trusteeships under Other Indentures.

          If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

          (a) Title of the securities outstanding under each such other indenture.

               Not applicable by virtue of response to
               Item 13.

          (b)  A brief statement of the facts relied
               upon as a basis for the claim that no
               conflicting interest within the meaning
               of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

               Not applicable by virtue of response to
               Item 13.

Item 5.   Interlocking Directorates and Similar
          Relationships with the Obligor or Underwriters.

          If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

          Not applicable by virtue of response to Item
          13.

Item 6.   Voting Securities of the Trustee Owned by the
          Obligor or its Officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                    As of February 17, 1998

          Col. A    Col. B    Col. C      Col. D
                                        Percentage
                                        of voting
                                        securities
                              Amount    represented
                              owned     by amount
          Name of   Title of  benefi-   given
          Owner      Class    cially    in Col. C
          -------   --------  -------   ----------

          Not applicable by virtue of response to Item
          13.


Item 7.   Voting Securities of the Trustee Owned by
          Underwriters or their Officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

              As of February 17, 1998

          Col. A    Col. B    Col. C      Col. D

                                        Percentage
                                        of voting
                                        securities
                              Amount    represented
                              owned     by amount
          Name of   Title of  benefi-   given
          Owner      Class    cially    in Col. C
          -------   --------  -------   ----------

          Not applicable by virtue of response to Item
          13.


Item 8.   Securities of the Obligor Owned or Held by the
          Trustee.

          Furnish the following information as to
          securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                    As of February 17, 1998

          Col. A    Col. B    Col. C      Col. D
                               Amount
                               Owned
                               benefi-
                               cially
                    Whether    or held
                    the secu-  as col     Percent
                     rities    lateral    of class
                    are vot-   security   represented
                    ing or     for obli-  by amount
          Title of  nonvoting  gations in  given in
          Class    securities   default     Col C
          --------  ---------  ----------  -----------

          Not applicable by virtue of response to Item
          13.

Item 9.   Securities of Underwriters Owned or Held by the
          Trustee.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                    As of February 17, 1998

          Col. A    Col. B    Col. C      Col. D

                               Amount Owned
                               beneficially
                               or held as
                               collateral      Percent
                               security       of class
          Name of              for obliga-    represented
          Issuer and            tions in      by amount
          Title of    Amount    default        given in
          Class    outstanding  by trustee      Col C
         --------  ----------   ----------   -----------


          Not applicable by virtue of response to Item 13.

Item 10.  Ownership or Holdings by the Trustee of Voting
          Securities of Certain Affiliates or Security
          Holders of the Obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or
          (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                    As of February 17, 1998

          Col. A    Col. B    Col. C      Col. D

                               Amount Owned
                               beneficially
                               or held as
                               collateral      Percent
                               security       of class
          Name of              for obliga-   represented
          Issuer and           tions in      by amount
          Title of    Amount    default       given in
          Class    outstanding  by trustee       Col C
          -------- ----------   ----------   -----------


          Not applicable by virtue of response to Item 13.


Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or
          More of the Voting Securities of the Obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                    As of February 17, 1998

          Col. A    Col. B    Col. C      Col. D

                               Amount Owned
                               beneficially
                               or held as
                               collateral      Percent
                                security      of class
          Name of              for obliga-  represented
          Issuer and           tions in      by amount
          Title of    Amount   default       given in
          Class    outstanding by trustee       Col C
          -------- ----------  ----------   -----------


          Not applicable by virtue of response to Item 13.



Item 12.  Indebtedness of the Obligor to the Trustee.

          Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                    As of February 17, 1998

          Col. A         Col. B         Col. C

          Nature of      Amount
          Indebtedness   Outstanding    Due Date
          ------------   -----------    --------

          Not applicable by virtue of response to Item 13.


Item 13.  Defaults by the Obligor.

          (a)  State whether there is or has been a
               default with respect to the securities
               under this indenture. Explain the nature of any such default.

          There is not nor has there been a default with respect to the securities under this indenture.

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

          The trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding. There is not nor has there been a default with respect to securities issued under this indenture.

Item 14.  Affiliations with the Underwriters.

          If any underwriter is an affiliate of the trustee, describe each such affiliation.

          Not applicable by virtue of response to Item
          13.

Item 15.  Foreign Trustee.

          Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

          Not applicable.

Item 16.  List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility.

          1. A copy of the Articles of Association of First Trust National Association as now in effect, incorporated herein by reference to Exhibit 1 to T-1;
               Registration No. 333-19025.

          2. A copy of the certificate of authority of the trustee to commence business, incorporated herein by reference to
               Exhibit 2 to T-1; Registration No. 33-64175.

          3. A copy of the certificate of authority of the trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 to T-1; Registration No. 33-64175.

          4.   A copy of the existing bylaws of First
               Trust National Association as now in
               effect, incorporated herein by reference to Exhibit 4 to T-1; Registration No.
               333-29571.

          5.   Not applicable by virtue of response to
               Item 13.

          6.   The consent of the trustee required by
               Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 to T-1; Registration No. 33-64175.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

          8.   Not applicable.

          9.   Not applicable.


                         SIGNATURE

     Pursuant to the requirements of the Trust Indenture
Act of 1939, the trustee, First Trust National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, as of the 17th day of February, 1998.



          FIRST TRUST NATIONAL ASSOCIATION


          By: /s/ Martha L. Sanders
          --------------------------------
          Martha L. Sanders
          Vice President and Assistant Secretary

                                   EXHIBIT 7
                                   (Form T-1)

FIRST TRUST NATIONAL ASSOCIATION
400 North Michigan Avenue
Chicago, IL 60611

     CONSOLIDATED REPORT OF CONDITIONS FOR INSURED
     COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS
               FOR SEPTEMBER 30, 1997

Schedule RC - Balance Sheet

ASSETS

1.   Cash and Balances Due From Depository Institutions:

a.   Noninterest-bearing balances
     and currency and coin(1)           $  53,981,000
b.   Interest-bearing balances (2)                  0

2.   Securities:

a.   Held-to-maturity securities                    0

b.   Available-for-Sale Securities          3,219,000

3.   Federal funds sold and securities
     purchased under agreements to resell           0


4.   Loans and Lease financing receivables:         0

a.   Loans and Leases, net of unearned income

b.   LESS: Allowance for Loan and Lease Losses      0

c.   LESS: Allocated transfer risk reserve          0

d.   Loans and Leases, net of unearned income,
     allowance, and reserve                         0


5.   Trading assets                                 0

6.   Premises and Fixed Assets                112,000

7.   Other real estate owned                        0

8.   Investments in unconsolidated
     subsidiaries and associated companies          0

9.   Customers' Liability to this bank
     on acceptances outstanding                     0

10.  Intangible Assets                     49,390,000

11.  Other Assets                           2,277,000

12.  Total Assets                        $108,979,000


LIABILITIES

13.  Deposits:

a.   In domestic offices                            0
     (1)  Noninterest-bearing                       0
     (2)  Interest-bearing                          0

b.   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs

     (1)  Noninterest-bearing
     (2)  Interest-bearing

14.  Federal funds purchased and
     securities sold under agreements to
     repurchase                                    0


15.  a.  Demand notes issued to the U.S. Treasury  0
      b.  Trading Liabilities                      0

16.  Other borrowed money (includes mortgage
     indebtedness and obligations under
     capitalized leases):

     a.  With a remaining maturity of one
         year or less                              0
     b.  With a remaining maturity of more
         than one year through three years         0
     c.  With a remaining maturity of more
         than three years                          0

17.  Not applicable

18.  Bank's Liability on acceptances executed
      and outstanding                              0

19.  Subordinated notes and debentures             0

20.  Other Liabilities                     1,791,000

21.  Total Liabilities                    $1,791,000

22.  Not applicable


EQUITY CAPITAL

23.  Perpetual preferred stock and
     related surplus                               0

24.  Common Stock                          1,000,000

25.  Surplus (exclude all surplus related
     to preferred stock)                 106,712,000

26.  a.  Undivided Profits and Capital
         Reserves                   (        524,000)
      b.  Net unrealized holding gains
         (losses) on available-for-sale
         securities                                0

27.  Cumulative foreign currency
     translation adjustments                       0

28.  Total Equity Capital                107,188,000

29.  Total Liabilities and
       Equity Capital                   $108,979,000

Schedule RC-A - Cash and Balances Due From Depository Institutions

CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS

1. Cash items in process of collection, unposted debits, and currency and coin:

     a.  Cash items in process of
         collection and unposted debits           0
     b.  Currency and coin                        0

2.   Balances Due from Depository Institutions in the  U.S.:

     a.  U.S. branches and agencies
         of foreign banks                         0
     b.  Other commercial banks in the
         U.S. and other depository
         institutions in the U.S.        53,981,000


3.   Balances due from banks in foreign
     countries and foreign central banks:

     a.  Foreign branches of U.S. banks           0
     b.  Other banks in foreign countries
         and foreign central banks                0

4.  Balances due from Federal Reserve Banks       0

5.  Total                               $53,981,000

Memorandum

1.  Noninterest-bearing balances due
    from commercial banks in the U.S    $53,981,000